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                                                                   Exhibit 23.03

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Adelphia Communications Corporation on Form S-4 of our report dated August 4, 1998, with respect to the consolidated balance sheets of Century Communications Corp. and subsidiaries as of May 31, 1998 and 1997, and the related consolidated statements of operations and cash flows for each of the three years in the period ended May 31, 1998, included in the Current Report on Form 8-K, filed June 22, 1999 by Adelphia Communications Corporation, incorporated by reference in this Registration Statement and to our report dated July 29, 1999 appearing in the Annual Report on Form 10-K of Century Communications Corp. for the year ended May 31, 1999 and to the references to us under the headings "Selected Historical Financial Information--Century" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
August 11, 1999